CorEnergy Chairman and Chief Executive Officer to Present at REITWeek 2019

KANSAS CITY, Mo.-May 29, 2019 - CorEnergy Infrastructure Trust, Inc. (“CorEnergy” or the “Company”) announced today that David Schulte, CorEnergy’s Chairman, President and Chief Executive Officer will present at REITWeek 2019 at approximately 12:30 p.m. Eastern Daylight Time on Wednesday, June 5, 2019. REITWeek is the investor conference organized by the National Association of Real Estate Investment Trusts (NAREIT).

To listen to the audio webcast, please access the following link: https://reitstream.com/reitweek2019/corenergy-infrastructure-trust. There will be no accompanying slides for the presentation.

A replay will be archived on the Events & Presentation page of the CorEnergy website, corenergy.reit, for 90 days after the presentation concludes.

About CorEnergy Infrastructure Trust, Inc.
CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA), is a real estate investment trust (REIT) that owns critical energy assets, such as pipelines, storage terminals, and transmission and distribution assets. We receive long-term contracted revenue from operators of our assets, primarily under triple-net participating leases. For more information, please visit corenergy.reit.

Forward-Looking Statements
This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in CorEnergy's reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy's Board of Directors and compliance with leverage covenants.

Contact Information:
CorEnergy Infrastructure Trust, Inc.
Investor Relations
Lesley Schorgl, 877-699-CORR (2677)
info@corenergy.reit

1100 Walnut Street, Suite 3350, Kansas City, MO 64106 Main:816-875-3705  | Fax:816-875-5875  | corenergy.reit